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                                                                     EXHIBIT 5.2

                                PERKINS COIE LLP

         1120 N.W. Couch Street, Tenth Floor, Portland Oregon 97209-4128
                  Telephone 503-727-2000 Facsimile 503-727-2222


                               September 29, 2006

Teekay LNG Partners L.P.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas

         RE:   REGISTRATION STATEMENT ON FORM F-3

Ladies and Gentlemen:

         We have acted as counsel to Teekay LNG Partners L.P., a Marshall Islands limited partnership (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder ("Rules") of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "Registration Statement"), for the registration of the sale from time to time of up to $400,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:

         (a) common units representing limited partnership interests in the Partnership (the "Units");

         (b) debt securities of the Partnership, which may be co-issued by Teekay LNG Finance Corp., a Marshall Islands corporation ("Teekay LNG Finance"), in the form of either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, collectively the "Debt Securities"); and

         (c) guarantees (the "Guarantees" and, together with the Units and the Debt Securities, collectively the "Securities") of the Debt Securities by one or more of the following subsidiaries of the Partnership (collectively, the "Subsidiary Guarantors" and, together with the Partnership and Teekay LNG Finance, collectively the "Registrants"): Teekay LNG Operating L.L.C., a Marshall Islands limited liability company, African Spirit L.L.C., a Marshall Islands limited liability company, Asian Spirit L.L.C., a Marshall Islands limited


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Teekay LNG Partners L.P.
September 29, 2006

               liability company, European Spirit L.L.C., a Marshall Islands limited liability company, Teekay Luxembourg S.a.r.l., a Luxembourg company, Teekay Spain, S.L., a Spanish company, Teekay II Iberia S.L., a Spanish company, Teekay Shipping Spain, S.L., a Spanish company, Naviera Teekay Gas, S.L., a Spanish company, Naviera Teekay Gas II, S.L., a Spanish company, Naviera Teekay Gas III, S.L., a Spanish company, and Naviera Teekay Gas IV, S.L., a Spanish company.

         The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

         The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Senior Indenture") to be entered into between the Registrants and a trustee thereunder (the "Senior Trustee"), in substantially the form filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "Subordinated Indenture") to be entered into between the Registrants and a trustee thereto (the "Subordinated Trustee"), in substantially the form filed as an exhibit to the Registration Statement.

         In our capacity as counsel to the Partnership we have examined (a) the Registration Statement, (b) the form of Senior Indenture to be filed as an exhibit to the Registration Statement, (c) the form of Subordinated Indenture to be filed as an exhibit to the Registration Statement, and (d) the originals, or copies identified to our satisfaction, of such corporate records of the Registrants, certificates of public officials, officers of the Registrants and the Partnership's general partner, Teekay GP L.L.C., and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and such other documents, agreements and instruments.

         For purposes of the opinions expressed below, we also assume that (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act, (b) with respect to the opinions in Paragraphs 2 and 4 below, the Registrants and the Trustee shall have complied with the terms and conditions of the Senior Indenture or the Subordinated Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to such Indenture, (c) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, and (d) all Securities shall be issued and sold in compliance with applicable federal, state and foreign


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Teekay LNG Partners L.P.
September 29, 2006

securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

         Based on and subject to the foregoing, we are of the opinion that:

         1. When the Senior Indenture has been duly authorized, executed and delivered by the Registrants and qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will constitute a valid and legally binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms.

         2. When (a) the Senior Debt Securities and any related Guarantees have been duly authorized, (b) the final terms of the Senior Debt Securities and the Guarantees have been duly established and approved, and (c) the Senior Debt Securities and any related Guarantees have been duly executed by the Partnership and other applicable Registrants and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Senior Debt Securities and any such Guarantees will constitute valid and legally binding obligations of the applicable Registrants, enforceable against such Registrants in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture.

         3. When the Subordinated Indenture has been duly authorized, executed and delivered by the Registrants and qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms.

         4. When (a) the Subordinated Debt Securities and any related Guarantees have been duly authorized, (b) the final terms of the Subordinated Debt Securities and the Guarantees have been duly established and approved, and (c) the Subordinated Debt Securities and any related Guarantees have been duly executed by the Partnership and other applicable Registrants and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Subordinated Debt Securities and any such Guarantees will constitute valid and legally binding obligations of the applicable Registrants, enforceable against such Registrants in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Indenture. Teekay LNG Partners L.P. September 29, 2006


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Teekay LNG Partners L.P.
September 29, 2006


         The opinions expressed above are subject to the following exclusions and qualifications:

               a. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

               b. We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by
(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law, or (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

               c. We are qualified to practice law in the State of New York and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus made part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.

                                        Very truly yours,

                                        /s/ Perkins Coie LLP

                                        PERKINS COIE LLP